UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: June 8, 2018

(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914

1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant’s telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐

Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation                                     ☐

Pacific Gas and Electric Company             ☐

Item 7.01 Regulation FD

PG&E Corporation, the parent company of Pacific Gas and Electric Company (Utility), intends to provide an update regarding its assessment (described in Item 8.01 below) of the 2017 Northern California wildfires prior to the release of PG&E Corporation and the Utility’s financial results for the quarter ending June 30, 2018.

The information included in this Item 7.01 is being furnished, and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01 Other Events

2017 Northern California Wildfires

As previously reported, beginning on October 8, 2017, multiple wildfires spread through Northern California, including Napa, Sonoma, Butte, Humboldt, Mendocino, Del Norte, Lake, Nevada and Yuba Counties, as well as in the area surrounding Yuba City (the “Northern California wildfires”). According to the California Department of Forestry and Fire Protection (CAL FIRE) California Statewide Fire Summary dated October 30, 2017, at the peak of the wildfires, there were 21 major wildfires in Northern California that, in total, burned over 245,000 acres and destroyed an estimated 8,900 structures. The wildfires also resulted in 44 fatalities.

On June 8, 2018, CAL FIRE issued a news release announcing the results of its investigation into 12 of the wildfires that occurred last October in Northern California: the Redwood, Sulphur, Cherokee, 37, Blue, Norrbom, Adobe, Partrick, Pythian, Nuns, Pocket and Atlas fires, located in Mendocino, Lake, Butte, Sonoma, Humboldt and Napa counties. According to the CAL FIRE news release:

•	“The Redwood Fire, in Mendocino County, started the evening of Oct. 8 and burned a total of 36,523 acres, destroying 543 structures. There were nine civilian fatalities and no injuries to firefighters. CAL FIRE has determined the fire started in two locations and was caused by tree or parts of trees falling onto PG&E power lines.

•	The Sulphur Fire, in Lake County, started the evening of Oct. 8 and burned a total of 2,207 acres, destroying 162 structures. There were no injuries. CAL FIRE investigators determined the fire was caused by the failure of a PG&E owned power pole, resulting in the power lines and equipment coming in contact with the ground.

•	The Cherokee Fire, in Butte County, started the evening of Oct. 8 and burned a total of 8,417 acres, destroying 6 structures. There were no injuries. CAL FIRE investigators have determined the cause of the fire was a result of tree limbs coming into contact with PG&E power lines.

•	The 37 Fire, in Sonoma County, started the evening of Oct. 9 and burned a total of 1,660 acres, destroying 3 structures. There were no injuries. CAL FIRE investigators have determined the cause of the fire was electrical and was associated with the PG&E distribution lines in the area.

•	The Blue Fire, in Humboldt County, started the afternoon of Oct. 8 and burned a total of 20 acres. There were no injuries. CAL FIRE investigators have determined a PG&E power line conductor separated from a connector, causing the conductor to fall to the ground, starting the fire.

•	The Norrbom, Adobe, Partrick, Pythian and Nuns fires were part of a series of fires that merged in Sonoma and Napa counties. These fires started in the late-night hours of Oct. 8 and burned a combined total of 56,556 acres, destroying 1,355 structures. There were three civilian fatalities.

•	CAL FIRE investigators determined the Norrbom Fire was caused by a tree falling and coming in contact with PG&E power lines.

•	CAL FIRE investigators determined the Adobe Fire was caused by a eucalyptus tree falling into a PG&E powerline.

•	CAL FIRE investigators determined the Partrick Fire was caused by an oak tree falling into PG&E powerlines.

•	CAL FIRE investigators determined the Pythian Fire was caused by a downed powerline after PG&E attempted to reenergize the line.

•	CAL FIRE investigators determined the Nuns Fire was caused by a broken top of a tree coming in contact with a power line.

•	The Pocket Fire, in Sonoma County, started the early morning hours of Oct. 9 and burned a total of 17,357 acres, destroying 6 structures. There were no injuries. CAL FIRE has determined the fire was caused by the top of an oak tree breaking and coming into contact with PG&E power lines.

•	The Atlas Fire, in Napa County, started the evening of Oct. 8 and burned a total of 51,624 acres, destroying 783 structures. There were six civilian fatalities. CAL FIRE investigators determined the fire started in two locations. At one location, it was determined a large limb broke from a tree and came into contact with a PG&E power line. At the second location, investigators determined a tree fell into the same line.”

Also on June 8, 2018, CAL FIRE released its investigation reports related to the Redwood, Cherokee, 37 and Nuns fires. CAL FIRE has not yet released its investigation reports related to the Sulphur, Blue, Norrbom, Adobe, Partrick, Pythian, Pocket and Atlas fires and indicated in its news release that these investigations have been referred to the appropriate county District Attorney’s offices for review “due to evidence of alleged violations of state law.” The timing and outcome for resolution of those referrals are uncertain. The timing and outcome of the CAL FIRE investigation into the remaining fires also are uncertain.

As previously disclosed, the Northern California wildfires also are under investigation by the California Public Utilities Commission (CPUC), including the possible role of the Utility’s power lines and other facilities. The CPUC’s Safety and Enforcement Division (SED) is conducting investigations to assess the compliance of electric and communication facilities with applicable rules and regulations in fire-impacted areas. According to information made available by the CPUC, investigation topics include, but are not limited to, maintenance of facilities, vegetation management, and emergency preparedness and response. Various other entities, including fire departments, may also be investigating certain of the fires. The timing and outcome for completion of these investigations are uncertain. The Utility could be subject to material fines or penalties if the CPUC or any law enforcement agency were to bring an enforcement action and determine that the Utility failed to comply with applicable laws and regulations.

As of June 8, 2018, the Utility had received approximately 200 complaints on behalf of at least 2,700 plaintiffs related to the Northern California wildfires. These cases have been coordinated in the San Francisco Superior Court. The coordinated litigation is in the early stages of discovery. The next case management conference is scheduled for July 9, 2018. The litigation pending against the Utility includes multiple theories of liability, including inverse condemnation and negligence. Under inverse condemnation, the Utility could be strictly liable for property damages and attorneys’ fees if its equipment was a substantial cause of a fire, even if the Utility followed established inspection and safety rules. The Utility also may be liable for fire suppression costs, personal injury damages, and other damages if the Utility is found to be negligent. Regardless of any conclusions by CAL FIRE, the litigation could take a number of years to resolve.

The Utility is continuing to review the evidence concerning the causes of the Northern California wildfires. The Utility currently does not have access to the evidence collected by CAL FIRE as part of its investigation.

Following accounting rules, the Utility records a liability when a loss is probable and reasonably estimable. Potential liabilities related to the Northern California wildfires depend on various factors, including but not limited to the cause of each fire, contributing factors to the fire (including alternative potential origins and weather and climate issues), the number, size, and type of structures damaged or destroyed, the contents of such structures, and the number and types of trees damaged or destroyed.

Although the Utility’s analysis is ongoing regarding the fires that were the subject of the June 8, 2018 and May 25, 2018 CAL FIRE news releases:

•	for the La Porte, McCourtney, Lobo, Honey, Redwood, Sulphur, Cherokee, Blue, Pocket and Sonoma/Napa merged fires (which include Nuns, Norrbom, Adobe, Partrick and Pythian), based on the current state of the law on inverse condemnation, the information currently available to the Utility, and the CAL FIRE determinations of cause, PG&E Corporation and the Utility currently expect that they will record a significant liability for losses associated with such fires in PG&E Corporation and the Utility’s condensed consolidated financial statements to be included in their Form 10-Q for the quarterly period ending June 30, 2018 (the “Q2 financial statements”); and

•	for the Atlas and Highway 37 fires, PG&E Corporation and the Utility do not believe a loss is probable at this time, given the information currently available. However, it is reasonably possible that facts could emerge that lead PG&E Corporation and the Utility to believe that a loss is probable, resulting in the accrual of a liability in the future, the amount of which could be significant.

This analysis does not address the Tubbs, Cascade or other fires, for which CAL FIRE has neither announced its determination of the causes nor made available the evidence on which its determinations may be based.

The financial statements of PG&E Corporation and the Utility for the quarterly period ending June 30, 2018 have not yet been prepared. Because the foregoing information relating to the Q2 financial statements is preliminary, it may change and may not be indicative of actual results for the financial quarter.

The assessment of whether a loss is probable, and whether the loss or a range of losses is estimable, often involves a series of complex judgments about future events. In accordance with generally accepted accounting principles, PG&E Corporation and the Utility will evaluate the range of reasonably estimated losses and record a charge based on the lower end of the range, unless an amount within the range is a better estimate than any other amount. The process for estimating losses associated with such fires, as well as the process for estimating any available recoveries associated therewith, including insurance recovery, requires management to exercise significant judgment based on a number of assumptions and subjective factors. As more information becomes known, management estimates and assumptions regarding the financial impact of these wildfires may result in material increases to the loss accrued. This estimation process is currently occurring and PG&E Corporation and the Utility currently expect to disclose an estimated accrual prior to the public release of their results for the quarterly period ending June 30, 2018.

Also on June 8, 2018, the Utility issued a news release related to the June 8, 2018 CAL FIRE announcement and investigation reports, which news release is attached as Exhibit 99.1 to this report and incorporated herein.

For additional information about the Northern California wildfires, see PG&E Corporation and the Utility’s annual report on Form 10-K for the year ended December 31, 2017, their quarterly report for the quarter ended March 31, 2018, their current report on Form 8-K dated May 25, 2018, and their subsequent reports filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Pacific Gas and Electric Company News Release dated June 8, 2018

Cautionary Statement Concerning Forward-Looking Statements

This current report on Form 8-K and its exhibit include forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans and strategies of PG&E Corporation and the Utility. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, other factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in PG&E Corporation and the Utility’s annual report on Form 10-K for the year ended December 31, 2017, their quarterly report for the quarter ended March 31, 2018, and their subsequent reports filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

	By:	/s/ Jason P. Wells
Dated: June 11, 2018		JASON P. WELLS Senior Vice President and Chief Financial Officer

PACIFIC GAS AND ELECTRIC COMPANY

	By:	/s/ David S. Thomason
Dated: June 11, 2018		DAVID S. THOMASON Vice President, Chief Financial Officer and Controller